Exhibit 99.1

Five Below Appoints Chief Financial Officer and Chief Merchandising Officer

Extreme-value growth retailer names Daniel Sullivan as Chief Financial Officer and Michelle Israel as Chief Merchandising Officer, rounding out its executive leadership team

PHILADELPHIA, PA – Oct. 1, 2025 – Five Below, Inc. (NASDAQ: FIVE) (“Five Below” or “the Company”), the trend-right, high-quality, extreme-value retailer for the kid and the kid in all of us, today announced the appointments of Daniel Sullivan as Chief Financial Officer (CFO) and Michelle Israel as Chief Merchandising Officer (CMO), effective October 6, 2025. Both executives will report to Winnie Park, Chief Executive Officer. Mr. Sullivan will be responsible for Five Below’s financial operations and related strategies, overseeing its Finance, Information Technology and Asset Protection teams. Ms. Israel will be responsible for Merchandising, Planning, Allocation, Product Sourcing, as well as Product Development, Quality and Compliance.

“We are thrilled to welcome Dan and Michelle to the Five Below team. They share our ‘customer is the boss’ operating philosophy and passion for delivering Wow! product at extreme value in a fun store experience for the kid and the kid in all of us,” said Ms. Park. “Their tenured experience at leading retail and consumer brands, proven business and customer acumen and ability to build high-performing teams with a strategic focus will be valuable as we execute on our vision and deliver on our growth objectives.”

“I’d also like to thank Ken Bull, who will continue as our Chief Operating Officer, for his partnership and stepping in to lead as interim CFO during this transition period,” Ms. Park continued.

Daniel Sullivan, Chief Financial Officer

Mr. Sullivan is a two-time public company CFO with approximately 35 years of experience in finance, operations and strategic leadership.

“I have always been impressed with the niche Five Below has carved and the brand it has built, synonymous with a trend-right, extreme-value assortment and a fun store experience, and I am excited to join Winnie, Ken and the rest of the team,” said Mr. Sullivan. “I look forward to working with the talented team at Five Below to continue to capitalize on the significant runway for growth with financial discipline and operational excellence.”

Mr. Sullivan most recently served at Edgewell Personal Care, a global consumer products company, as Executive Vice President, Chief Operating Officer. He joined Edgewell as CFO and was the architect of the company’s successful growth strategy that resulted in significant topline growth and margin expansion. Additionally, Mr. Sullivan previously served as CFO of Party City and CFO of Ahold USA, as well as CFO and COO of Heineken USA and Heineken International.

Michelle Israel, Chief Merchandising Officer

Ms. Israel is a seasoned retail executive with robust experience in merchandising, operations, business transformation and in driving growth and innovation across multiple, diverse retail categories.

“I am very excited to join Five Below, a business I have long admired for successfully establishing itself as ‘the’ destination for a highly curated value assortment and fun experience that sits at the intersection of trend and value,” said Ms. Israel. “I look forward to working with the team and amplifying our Wow! product assortment while keeping the core customer at the center of decision-making.”

Ms. Israel’s previous experience includes nearly 35 years at Macy’s and Bloomingdale’s, most recently as Senior Vice President and General Merchandise Manager, Beauty and Center Core, at Macy’s, where she oversaw a multi-billion-dollar portfolio that spanned jewelry, beauty, shoes, handbags and more. Ms. Israel also led Macy’s value brands, Bloomingdale’s The Outlet and Macy’s Off Price/Backstage, owning the full P&L, inclusive of merchandising, stores, planning and finance.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be protected by the “safe harbor” provisions therein. Such statements reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals, expectations and guidance concerning its market position, operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Although we believe there is a reasonable basis for such forward-looking statements, our actual results may differ materially from these expectations due to risks that include, but are not limited to, risks related to disruption to the global supply chain, increased cost of freight, constraints on shipping capacity to transport inventory or the timely receipt of inventory, risks related to the Company’s strategy and expansion plans, risks related to our ability to attract, retain, and motivate qualified executive talent, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to our ability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, such as the failure to secure customers’ confidential or credit card information, or other private data relating to our crew or the Company, including the costs associated with protection against or remediation of such incidents, risks related to increased usage of machine learning and other types of artificial intelligence in our business, and challenges with properly managing its use, risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, including risks related to direct and indirect impact of current and potential tariffs imposed, threatened, or proposed by the United States on foreign imports, including, without limitation, the tariffs themselves, any counter-measures thereto (in addition to any applicable foreign trade restrictions, generally) and any indirect effects on consumer discretionary spending, risks related to the availability of suitable new store locations and the dependence on the volume of traffic to our stores and website, risks related to our dependence on our executive officers, senior management and other key personnel or our ability to hire additional qualified personnel, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, risks related to inflation and increasing commodity prices and related effects, such as a reduction in our unit sales (including an inability to increase sales), damage to our reputation with our customers, our becoming less competitive in the marketplace or exposure to fraud or theft due to customer payment-related risks, risks related to potential recessions and systematic failure of the banking system in the United States or globally, risks related to natural disasters, adverse weather conditions, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any negative effects to our business and result of operations), risks related to building, operating or expanding shipcenters or network capacity, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company’s merchandise (including the impact of product and food safety claims and legislation), increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers’ payment methods, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards, risks related to our insurance programs and their effect on our financial performance and risks associated with leasing substantial amounts of space and owning real property. For further details and a discussion of these risks and uncertainties, see the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements, despite the Company’s reasonable basis for such statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below

Five Below is a leading growth retailer offering trend-right, extreme value high-quality products loved by the kid and the kid in all of us. We believe life is better when customers are free to “let go & have fun” in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5 and some extreme value items priced beyond $5, Five Below makes it easy to say YES! to the newest, coolest stuff across awesome Five Below worlds: Candy, Style, Party, Room, Create, Tech, Sports and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,850 stores in 44 states. For more information, please visit www.fivebelow.com or follow @fivebelow on TikTok, Instagram and Facebook.

Investor Contact:

Five Below, Inc.

Christiane Pelz

Vice President, Investor Relations

InvestorRelations@fivebelow.com

Media Contact:

ICR Public Relations

FiveBelowPR@icrinc.com